UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Plymouth Road

Suite 500

Plymouth Meeting, Pennsylvania 19462-1646

(484) 567-7204

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, the Board of Directors (the “Board”) of BrightView Holdings, Inc. (the “Company”) increased the size of the Board by two directors (to a total size of eight directors) and filled the vacancies created by such increase by electing Jane Okun Bomba and Mara Swan as directors, effective immediately. Each of Ms. Okun Bomba and Ms. Swan will hold office until the date of the Company’s 2020 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal.  Ms. Okun Bomba and Ms. Swan have not yet been appointed to serve on any committee of the Board.

The Board has determined that each of Ms. Okun Bomba and Ms. Swan qualifies as an independent director under the Company’s Corporate Governance Guidelines and applicable rules of the New York Stock Exchange.

Each of Ms. Okun Bomba and Ms. Swan will be entitled to the annual compensation paid to independent non-employee directors, which currently consists of a cash retainer of $80,000, payable quarterly in arrears, and an annual grant pursuant to the BrightView Holdings, Inc. 2018 Omnibus Incentive Plan of that number of restricted stock units as is determined by dividing $120,000 by the average closing price of our common stock over the 30 calendar day period ending on the last business day before the grant date, which restricted stock units shall vest 100% on the first to occur of the business day immediately preceding our next annual meeting of stockholders or a change in control of the Company. Upon a termination of services for any reason prior to a vesting date any unvested restricted stock units will be forfeited.   The Company also reimburses directors for travel and lodging expenses associated with attendance at board or committee meetings.

The Company and each of Ms. Okun Bomba and Ms. Swan will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-1 (File No. 333-225277) filed with the Securities and Exchange Commission on May 20, 2018 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company announcing the election of Ms. Okun Bomba and Ms. Swan described in Item 5.02 is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this Item 7.01 and in Exhibit 99.1 hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended. The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by BrightView Holdings, Inc. on April 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BrightView Holdings, Inc.

Date: April 15, 2019	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary